Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of The Bank of Nova Scotia

We consent to the use of our reports, both dated December 6, 2013, incorporated by reference in this Form S-8 Registration Statement of The Bank of Nova Scotia (the “Bank”) on:

(i)	the financial statements of the Bank comprising the consolidated statements of financial position as at October 31, 2013 and October 31, 2012, the consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended October 31, 2013, and notes, comprising a summary of significant accounting policies and other explanatory information; and

(ii)	the effectiveness of internal control over financial reporting as at October 31, 2013 each of which is contained in the Form 40-F of the Bank for the fiscal year ended October 31, 2013 and is incorporated by reference in this Form S-8.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

September 30, 2014